UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2025

METSERA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42489	92-0931552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 World Trade Center 175 Greenwich Street
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 784-6595

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MTSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 21, 2025, Metsera, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pfizer Inc., a Delaware corporation (“Parent”), and Mayfair Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). The Board of Directors of the Company has unanimously approved the Merger Agreement and has recommended that the stockholders of the Company adopt the Merger Agreement.

The consummation of the Merger is subject to customary closing conditions, including, among other things, (i) adoption by the Company’s stockholders of the Merger Agreement, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of injunctions or other legal restraints preventing or prohibiting the consummation of the Merger and (iv) certain other conditions set forth in the Merger Agreement. The Merger is expected to close as early as the fourth quarter of 2025.

At the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of common stock, par value $0.00001 per share (the “Company Common Stock”), other than Company Common Stock owned by (i) the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent and (ii) stockholders of the Company who have validly exercised their statutory rights of appraisal under the Delaware General Corporation Law, as amended (the “DGCL”), will be converted into the right to receive (A) $47.50 (the “Closing Amount”) in cash, without interest and subject to any required withholding of taxes, plus (B) one contractual contingent value right per share of Company Common Stock representing the right to receive contingent payments (a “CVR”) in cash, without interest, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into by Parent and a rights agent determined in accordance with the Merger Agreement (the “Rights Agent”) (clauses (A) and (B), collectively, the “Merger Consideration”).

Each Company Stock Option (as defined in the Merger Agreement), whether vested or unvested, outstanding and unexercised immediately prior to the Effective Time shall be canceled at the Effective Time and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, (A) a cash payment equal to (x) the excess, if any, of (1) the Closing Amount minus (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (y) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, and (B) one CVR for each share of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time; provided that, in the case of a Company Stock Option that is unvested as of immediately prior to the Effective Time and that does not vest by its terms as a result of the occurrence of the Effective Time, the cash payment contemplated by clause (A) and all payments in respect of the CVRs contemplated by clause (B) shall be subject to the same vesting schedule and terms (including double-trigger vesting protection) as were applicable to the corresponding Company Stock Option (except that, subject to the holder’s continued service with Parent or its subsidiaries through the first anniversary of the Closing (as defined in the Merger Agreement), all such payments shall become vested upon the first anniversary of the Closing to the extent unvested and not previously forfeited); and provided, further, that any Company Stock Option that has an exercise price per share that is greater than or equal to the Closing Amount shall be canceled at the Effective Time for no consideration or payment.

Each Company Restricted Stock Award (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time shall be fully vested and the holder thereof shall be entitled to receive the Merger Consideration in respect of each share of Company Common Stock underlying such Company Restricted Stock Award.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Merger Agreement also contains a customary “no shop” provision that, in general, restricts the Company’s ability to solicit third-party acquisition proposals or provide information to, or engage in discussions or negotiations with, third parties regarding or that could reasonably be likely to lead to any acquisition proposal. The no shop provision is subject to a customary “fiduciary out” provision that allows the Company, prior to receiving the approval of the Company’s stockholders, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited third-party acquisition proposals that could reasonably be expected to lead to a “Superior Company Proposal” (as defined in the Merger Agreement) and, subject to compliance with certain obligations, to terminate the Merger Agreement and accept a Superior Company Proposal upon payment to Parent of the Company Termination Fee (as defined below).

The Merger Agreement includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept a Superior Company Proposal, the Company will be required to pay a fee equal to $190 million (the “Company Termination Fee”).

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing descriptions of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by the parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and may have been qualified by confidential disclosures. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the United States Securities and Exchange Commission (the “SEC”). Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent and the Rights Agent will enter into the CVR Agreement. Parent will issue CVRs entitling the holder to receive Milestone Payments (as defined in the CVR Agreement) contingent upon the achievement of the applicable Milestones (as defined in the CVR Agreement) during each Milestone Period (as defined in the CVR Agreement), to the record holders of (i) the outstanding Company Common Stock other than Company Common Stock canceled or converted pursuant to Section 2.01(b) of the Merger Agreement and Appraisal Shares (as defined in the Merger Agreement) (such Company Common Stock to receive CVRs, the “CVR Shares”), (ii) Company Stock Options which have an exercise price per Share that is less than the Closing Amount (the “Company Options”) and (iii) Company Restricted Stock Awards, in each case that are outstanding as of immediately prior to the Effective Time.

Each CVR represents a non-tradable contractual contingent right to receive (A) $5.00 per CVR in cash, without interest and less any applicable tax withholding on a dosing basis of on or around every twenty eight days payable upon the occurrence of the initiation of the first Phase 3 Clinical Trial for the injectable fixed dose combination of MET-233i and MET-097i (the “Combination Product”) for chronic weight management, on or prior to December 31, 2027; (B) $10.50 per CVR in cash without interest and less any applicable tax withholding payable upon for chronic weight management the occurrence of the receipt from the U.S. Food and Drug Administration by Parent or any of its subsidiaries of approval of the Combination Product by the U.S. Food and Drug Administration, on or prior to December 31, 2031; and (C) $7.00 per CVR in cash, without interest and less any applicable tax withholding payable upon the occurrence of the receipt from the U.S. Food and Drug Administration by Parent or any of its subsidiaries in the United States of approval of the injectable MET-097i on a dosing basis of on or around every twenty eight days for chronic weight management by the U.S. Food and Drug Administration, on or prior to December 31, 2029.

One CVR shall be issued for each CVR Share, and additional CVRs shall be issued in accordance with Section 2.03 of the Merger Agreement for the Company Common Stock underlying certain Company Options and Company Restricted Stock Awards.

The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, the Company or any of their affiliates.

Any potential payout of the CVR is subject to various risks and uncertainties related to the development of MET-233i and MET-097i, U.S. Food and Drug Administration clearances as more fully described in the Company’s periodic reports filed with the SEC.

There can be no assurance that the Milestone will be achieved prior to its expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to the Milestone.

The foregoing description of the CVR Agreement is qualified in all respects by reference to the full text of the form of the agreement, which is attached as Exhibit B to the Merger Agreement filed as Exhibit 2.1 hereto, and incorporated by reference herein.

Voting and Support Agreement

In connection with the execution of the Merger Agreement, ARCH Venture Partners, a venture capital firm, and Population Health Partners GP, LLC, a venture capital firm, and certain of their affiliates (collectively, the “Support Stockholders”), solely in their respective capacities as stockholders of the Company, entered into Voting and Support Agreements, dated as of September 21, 2025 (collectively, the “Voting and Support Agreements”), with Parent and the Company, pursuant to which, among other things, the Support Stockholders agreed to vote all shares of Company Common Stock held by the Support Stockholders (and any other shares of the Company’s Common Stock they may hold in the future) in favor of the Merger and the adoption of the Merger Agreement and against any proposal made in opposition to, or in competition with, the consummation of the Merger. The Support Stockholders represent approximately 37.6% of the votes of all issued and outstanding shares of the Company Common Stock entitled to vote on the adoption of the Merger Agreement. The Voting Agreement will terminate upon the earliest of (i) the effective time of the Merger, (ii) such date and time as the Merger Agreement shall be validly terminated or (iii) waiver or modification to the Merger Agreement that results in a decrease in the consideration that would be payable to the Support Stockholders.

The foregoing description of the Voting and Support Agreements is qualified in all respects by reference to the full copies of the Voting and Support Agreements, which are attached as Exhibits 2.2 and 2.3 hereto and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2025, the Company entered into letter agreements with each of its named executive officers, providing that, in the event that the applicable executive receives any payments or benefits that are subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, such executive will receive a payment that puts such executive or director in the same after-tax position as though such tax did not apply. The foregoing description of the letter agreement is qualified in its entirety by reference to the form of Letter Agreement, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.

ITEM 7.01.	Regulation FD Disclosure.

On September 22, 2025, the Company posted a presentation on its website titled “Metsera Inc. Company Presentation”. From time to time, the Company uses its website as a channel of important information about the Company.

Item 8.01	Other Events

On September 22, 2025, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 21, 2025, among Pfizer Inc., Mayfair Merger Sub, Inc. and Metsera, Inc.

2.2	Voting and Support Agreement, dated as of September 21, 2025, by and between Pfizer Inc., Metsera, Inc., ARCH Venture Fund XII, L.P., ARCH Venture Partners XII, L.P., ARCH Venture Partners XII, LLC, ARCH Venture Fund XIII, L.P., ARCH Venture Partners XIII, L.P. and ARCH Venture Partners XIII, LLC

2.3	Voting and Support Agreement, dated as of September 21, 2025, by and between Pfizer Inc., Metsera, Inc., Validae Health, L.P. and Population Health Partners GP, LLC

10.1	Form of Letter Agreement, dated September 22, 2025

99.1	Joint Press Release, dated as of September 22, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including information about, among other topics, Pfizer’s proposed acquisition of the Company, Pfizer’s and the Company’s pipeline products, including their potential benefits, potential best-in-class status, differentiation, profile and dosing, potential clinical trials, and the anticipated timing of completion of the proposed acquisition, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by the Company stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships, including the Company’s ability to attract and retain highly qualified management and other clinical and scientific personals; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Pfizer’s or the Company’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or the Company’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; risks and uncertainties related to issued or future executive orders or other new, or changes in, laws, regulations or policy; changes in tax and other laws, regulations, rates and policies; the uncertainties inherent in business and financial planning, including, without limitation, risks related to Pfizer’s business and prospects, adverse developments in Pfizer’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment, tariffs and other trade policies or economies generally; future business combinations or disposals; uncertainties regarding the commercial success of the Company’s pipeline products or Pfizer’s commercialized and/or pipeline products; risks associated with the Company conducting clinical trials and preclinical studies outside of the United States; the Company’s reliance on third parties to conduct clinical trials and preclinical studies and for the manufacture and shipping of its product candidates; the risk that the Company’s product candidates are associated with side effects, adverse events or other properties or safety risks; risks associated with the Company’s license and collaboration agreements and future strategic alliances; the Company’s ability to obtain, maintain, defend and enforce patent or other intellectual property protection for current or future product candidates or technology; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with initial, preliminary or interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for Pfizer’s or the Company’s pipeline products for any potential indications; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of such products; and uncertainties regarding the impact of COVID-19; and competitive developments.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Pfizer and the Company described in the “Risk Factors” and “Forward-Looking

Information and Factors That May Affect Future Results” (in the case of Pfizer) and “Special Note regarding Forward Looking Statements” (in the case of the Company) sections of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission (the “SEC”), all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Pfizer and the Company assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Neither Pfizer nor the Company gives any assurance that it will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, or at https://metsera.com/.

No Offer or Solicitation

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

the Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in Part III of the Company’s Annual Report for on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 26, 2025 and is available here. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available. These documents are available free of charge at the SEC’s web site at www.sec.gov and at https://metsera.com/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METSERA, INC.

Date: September 22, 2025	By:	/s/ Matthew Lang
Matthew Lang Chief Legal Officer and Secretary